UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                   May 9, 2007

                             UNIVERSAL TRAVEL GROUP
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

       000-51516                                          90-0296536
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

              10940 Wilshire Blvd. Suite 1600 Los Angeles, CA 90024
               (Address of Principal Executive Offices) (Zip Code)

                                  310-443-4151
                                  ------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This current report on Form 8-K/A is being filed to correct the exercise price of the options discussed below.

Item 5.02. Election of Director.

      On May 7, 2007, Universal Travel Group (the "Registrant", or "UTVG"), appointed Richard M. Cohen to its Board of Directors. Mr. Cohen holds a B.S. from the Wharton School of Business of the University of Pennsylvania, an M.B.A. from Stanford University, and is licensed as a C.P.A. in the State of New York. His business experience, as described more fully within the press release attached hereto, includes extensive investment banking, accounting and corporate leadership positions. For his service on the Board, Mr. Cohen is to receive $20,000 annually, and options vesting over a two-year period to purchase 100,000 shares of the Company's common stock, exercisable at a price of $1.95.

      There are no arrangements or understandings between Mr. Cohen and any other persons pursuant to which Mr. Cohen was appointed a director of UTVG. There are no transactions in which Mr. Cohen has an interest requiring disclosure under Item 404(a) of Regulation S-B.

Item 9.01. Financial Statements and Exhibits

      Exhibit 99.01. Press Release: "Universal Travel Group Appoints Richard M. Cohen to its Board of Directors", dated May 9, 2007.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2007                   UNIVERSAL TRAVEL GROUP


                                     /s/ Jiangping Jiang
                                     -------------------------------------------
                                     Name: Jiangping Jiang
                                     Title: Chairman and Chief Executive Officer